UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 24, 2024
Date of Report (Date of earliest event reported)
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

303A College Road East Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(800) 208-3343
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.00033 per share	PDSB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

PDS Biotechnology Corporation (the “Company”) held its 2024 annual meeting of stockholders on June 24, 2024 (the “Annual Meeting”). As previously disclosed, on April 18, 2024, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment (the “Amendment”) to the Eighth Amended and Restated Certificate of Incorporation (the “Charter”). The stockholders voted to approve the Amendment at the Annual Meeting.  The Amendment increased the number of shares of authorized common stock from 75,000,000 to 150,000,000 shares. The Charter remains unchanged in all other respects. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following proposals were submitted to the stockholders of the Company:

Proposal 1:
A proposal to elect two Class C directors of the Company, Frank Bedu-Addo, Ph.D. and Otis Brawley, M.D., each to hold office until the 2027 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

Proposal 2:	A proposal to approve an amendment to the Eighth Amended and Restated Certificate of Incorporation.

Proposal 3:	A proposal to ratify the appointment of KPMG US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 4:	A proposal to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 29, 2024. Of the 36,679,275 shares of the Company’s common stock entitled to vote at the Annual Meeting, 20,781,507 shares, or approximately 56.65%, were represented at the Annual Meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below.

Proposal 1:	Election of Class C Directors.

The Company’s stockholders elected the following directors to serve as Class C directors until the 2027 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Frank Bedu-Addo, Ph.D.	6,718,008	1,506,996	12,556,503
Otis Brawley, M.D.	6,417,459	1,807,545	12,556,503

Proposal 2:	Approval of an amendment to the Eighth Amended and Restated Certificate of Incorporation.

The Company’s stockholders voted to approve the amendment to the Eighth Amended and Restated Certificate of Incorporation. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,482,514	4,285,087	1,013,906	0

Proposal 3:	Ratification of Appointment KPMG US LLP.

The Company’s stockholders ratified the appointment of KPMG US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
20,368,680	302,894	109,933	0

Proposal 4:	Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers.

The Company’s stockholders voted to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
5,739,901	1,825,608	659,495	12,556,503

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to the Eighth Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDS Biotechnology Corporation

Date: June 24, 2024	By:	/s/ Frank Bedu-Addo, Ph.D.
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer